                                                                    EXHIBIT 12.1


                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


APARTMENT INVESTMENT AND MANAGEMENT COMPANY


                                                                       HISTORICAL
                                       ----------------------------------------------------------------------
                                           Nine Months
                                              Ended                                              January 10,
                                           September 30,           Year Ended December 31,      1994 through
                                       --------------------    --------------------------------  December 31,
                                         1998        1997        1997        1996        1995       1994
                                       --------    --------    --------    --------    -------- -------------
 Earnings (1)                          $ 51,203    $ 20,649    $ 29,535    $ 15,740    $ 14,988    $  7,702

  Fixed charges:
    Interest expense                     56,756      33,359      51,385      24,802      13,322       1,576
    Capitalized interest                  2,074         751       1,300         821         113          29
                                       --------    --------    --------    --------    --------    --------

      Total fixed charges (A)            58,830      34,110      52,685      25,623      13,435       1,605
                                       --------    --------    --------    --------    --------    --------

  Earnings before fixed
    charges (2)(B)                     $107,959    $ 54,008    $ 80,920    $ 40,542    $ 28,310    $  9,278
                                       ========    ========    ========    ========    ========    ========


Ratio of earnings to fixed
  charges (B divided by A)              1.8:1.0     1.6:1.0     1.5:1.0     1.6:1.0     2.1:1.0     5.8:1.0
                                       ========    ========    ========    ========    ========    ========

AIMCO PREDECESSORS

                                                                                HISTORICAL
                                                                       ------------------------------
                                                                        January 1,       Year ended
                                                                       1994 through      December 31,
                                                                       July 28, 1994         1993
                                                                       -------------     ------------
Historical:
   Income (loss) before extraordinary item and income taxes              $ (1,463)        $    627
  Fixed charges:
    Interest expense                                                        4,214            3,510
    Capitalized interest                                                     --               --
                                                                         --------         --------

      Total fixed charges (A)                                               4,214            3,510
                                                                         --------         --------

  Earnings before fixed charges (1)(B)                                   $  2,751         $  4,137
                                                                         ========         ========

Ratio of earnings to fixed charges (B divided by A)                              (3)       1.2:1.0
                                                                         ========         ========

----------------


(1) Earnings represents pretax income before Minority Interest in Operating Partnership and minority interest in other partnership. Equity in earnings of unconsolidated subsidiaries and partnerships is included in earnings only to the extent of dividends and distributions received.

(2)  Earnings before fixed charges excludes capitalized interest.

(3) Earnings for the period January 1, 1994 through July 28, 1994 were inadequate to cover fixed charges. The deficiency for the period was $1,463.